SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 27, 2006

GREEN PLAINS RENEWABLE ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

4124 Airport Road, Shenandoah, Iowa	51601
(Address of principal executive offices)	(Zip code)

(712) 246-2932

 (Registrant’s telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

On November 27, 2006, the Company’s board of directors increased the size of the board from eight directors to nine directors. The board then appointed Dr. Michael Warren to fill the vacancy on the board for a term expiring at the 2008 annual meeting of shareholders. Since 2001, Dr. Warren has served as the National Manager of Latin American Commodity & Renewable Fuels Research for Toyota Motor North America (“TMA”). Dr. Warren has been with TMA since 1998. Dr. Warren is also a participating member of the Demand Task Group of the National Petroleum Council’s (the “NPC”) Oil & Natural Gas Study. The press release announcing Dr. Warren’s appointment to the board is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description
99.1	Press Release, dated November 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2006	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Barry A. Ellsworth Barry A. Ellsworth CEO and President (Principal Executive Officer)

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